                                                                      EXHIBIT 11

                         BECTON, DICKINSON AND COMPANY

                       COMPUTATION OF EARNINGS PER SHARE

                 YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
               (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                      1995      1994      1993
---------------------------------------------------------------------------------
            PRIMARY EARNINGS PER SHARE
            --------------------------
Net income:
Income before cumulative effect of accounting
 changes........................................... $251,696  $227,174  $212,840
Less preferred stock dividends.....................   (3,596)   (3,711)   (3,800)
                                                    --------  --------  --------
Income before cumulative effect of accounting
 changes applicable to common stock................  248,100   223,463   209,040
Cumulative effect of accounting changes, net of
 taxes.............................................      --        --   (141,057)
                                                    --------  --------  --------
Net income applicable to common stock.............. $248,100  $223,463  $ 67,983
                                                    ========  ========  ========
Shares:
   Average shares outstanding......................   67,072    72,237    75,833
   Add dilutive stock equivalents from stock plans.    2,129     1,096     1,097
                                                    --------  --------  --------
   Weighted average number of common and common
    equivalent shares outstanding during the year..   69,201    73,333    76,930
                                                    ========  ========  ========
Earnings per share:
Income before cumulative effect of accounting
 changes...........................................    $3.59     $3.05    $ 2.71
Cumulative effect of accounting changes, net of
 taxes.............................................      --        --      (1.83)
                                                    --------  --------  --------
Net income.........................................    $3.59     $3.05    $  .88
                                                    ========  ========  ========
       FULLY DILUTED EARNINGS PER SHARE (A)
       ------------------------------------
Net income:
Income before cumulative effect of accounting
 changes applicable to common stock................ $248,100  $223,463  $209,040
Add preferred stock dividends using the "if
 converted" method.................................    3,596     3,711     3,800
Less additional ESOP contribution, using the "if
 converted" method.................................   (1,420)   (1,540)   (1,652)
                                                    --------  --------  --------
Income before cumulative effect of accounting
 changes for fully diluted earnings per share......  250,276   225,634   211,188
Cumulative effect of accounting changes, net of
 taxes.............................................      --        --   (141,057)
                                                    --------  --------  --------
Net income for fully diluted earnings per share.... $250,276  $225,634  $ 70,131
                                                    ========  ========  ========
Shares:
   Average shares outstanding......................   67,072    72,237    75,833
   Add:
     Dilutive stock equivalents from stock plans...    2,725     1,949     1,106
     Shares issuable upon conversion of preferred
      stock........................................    1,484     1,528     1,576
                                                    --------  --------  --------
   Weighted average number of common shares used in
    calculating fully diluted earnings per share...   71,281    75,714    78,515
                                                    ========  ========  ========
Fully diluted earnings per share:
Income before cumulative effect of accounting
 changes...........................................    $3.51     $2.98    $ 2.69
Cumulative effect of accounting changes, net of
 taxes.............................................      --        --      (1.80)
                                                    --------  --------  --------
Net income.........................................    $3.51     $2.98    $  .89
                                                    ========  ========  ========

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(A) Excluding the assumed conversion of preferred shares in 1993 would yield the following results: Income before cumulative effect of accounting changes; $2.71; Cumulative effect of accounting changes, net of taxes; ($1.83); and Net income; $.88.